UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2008

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                                    1-13589          36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                               60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into Material Definitive Agreement.

330 N. Wabash Avenue, L.L.C. (“330 N. Wabash”) was the owner of the entire 52-story building located at 330 North Wabash Avenue, Chicago, Illinois 60601 (the “Property”), and is a wholly owned indirect subsidiary of Prime Group Realty, L.P. (the “Operating Partnership”). The Operating Partnership is the operating partnership for Prime Group Realty Trust (the “Company”). On March 18, 2008, 330 N. Wabash (i) sold floors 2 through 13 of the Property (for a description of the sale see "Item 8.01 Other Events” below in this Form 8-K), and (ii) refinanced the previously existing loan on the Property with two loans on the remaining portion of the Property (the “Office Property”) consisting of (a) a loan in the principal amount of $88.0 million (“Loan A”) from ING USA Annuity and Life Insurance Company (the “Loan A Lender”) and (b) a loan in the principal amount of $100.0 million (“Loan B” and, together with Loan A, the “Loans”) from General Electric Capital Corporation (the “Loan B Lender”). The initial advance of Loan B consisted of $50.0 million, and 330 N. Wabash has the right to draw the remaining $50.0 million for future leasing and redevelopment costs relating to the Property, subject to compliance with the conditions for future draws contained in the Loan B documents. The Loans are secured by (i) a first mortgage on the Office Property, (ii) a leasehold mortgage on the adjacent 902-space parking garage (the “Parking Garage”) leased by 330 N. Wabash pursuant to a long-term ground lease, and (iii) all rents related to the Office Property and Parking Garage. Loan B is further secured by a cash deposit or letter of credit in the amount of $2.75 million (which will be released after the third anniversary of the Loans if 330 N. Wabash satisfies certain financial benchmarks).

Loan A matures on April 1, 2038. On April 1 of each year (starting with April 1, 2011), the Loan A Lender has an option to call Loan A, provided that 330 N. Wabash may negate the Loan A Lender’s call options, if exercised, for 2011 and 2012 upon the satisfaction of certain conditions. Loan A bears interest at a fixed rate of 6.00% per year. If 330 N. Wabash negates the Loan A Lender’s call options as described above, Loan A will bear interest at a rate equal to the 30-day London Interbank Offer Rate plus a market-based spread not to exceed 4.50% per year for the remainder of the term of Loan A. Loan A may be prepaid in whole during the first two years with a prepayment premium, and may be prepaid thereafter at par. Payments of interest are due monthly and the principal amount of Loan A amortizes at $1,000 per year for the first five years of the term of Loan A. For the remainder of its term, Loan A amortizes based on a 25 year amortization schedule with equal monthly installments of principal and interest. Loan A is assumable upon payment of a 1% assumption fee and the satisfaction of various conditions, including certain property related financial covenants.

Loan B matures on March 31, 2013. The initial advance of Loan B bears interest at a fixed rate of 7.95% per year. Subsequent advances will bear interest at a rate equal to the 30-day London Interbank Offer Rate plus 4.62%. Loan B may not be prepaid during the first year; thereafter, it is payable in whole subject to a yield maintenance payment. Payments of interest only are due monthly and there is no required principal amortization. Loan B is assumable upon payment of a 1% assumption fee and the satisfaction of various conditions, including certain property related financial covenants.

The Loans are non-recourse to 330 N. Wabash except for certain recourse exceptions, including waste, fraud, misallocation of funds and other similar exceptions. The recourse exceptions have been guaranteed (the “Non-Recourse Carve-Out Guaranty”) by the Operating Partnership. The Operating Partnership also entered into a completion guaranty relating to certain construction, demolition and asbestos abatement work at the Office Property for the benefit of the Loan B Lender (the “Completion Guaranty” and, together with the Non-Recourse Carve-Out Guaranty, the “Guaranties”). The Guaranties include a covenant that the Operating Partnership will maintain a minimum net worth of $15.0 million, calculated by adding back accumulated depreciation, and a minimum cash liquidity balance of $10.0 million. 330 N. Wabash also entered into environmental indemnity agreements related to both the Office Property and the Parking Garage, which obligations were also guaranteed by the Operating Partnership. The Guaranties also include a guaranty that approximately $15.3 million will be deposited into the leasing escrow from property cash flow within approximately two years of closing.

The Loans required the establishment of various customary and negotiated leasing, tenant improvements, real estate tax, ground lease rent, capital improvements, debt service and insurance reserves, all as more fully set forth in the loan documents, and totaling $6.5 million at closing (not including the escrows with the title insurance company referred to in “Item 8.01 Other Events” below). Net cash flow from the Office Property and the Parking Garage will be deposited into the escrows to fund future leasing, capital improvements and other costs relating to the Office Property and the Parking Garage. The foregoing summary of certain provisions of the loan documents and guaranties is qualified in its entirety by reference to the documents filed as Exhibits 10.1 through 10.7 hereto. A copy of the press release issued regarding the foregoing matter is included herein as Exhibit 99.2.

ITEM 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

See the discussion in Item 1.01 which is incorporated by reference herein.

ITEM 8.01 Other Events.

On March 18, 2008, 330 N. Wabash completed the sale of Floors 2 through 13 of the Property to Modern Magic Hotel, LLC (the “Hotel Buyer”) for the purchase price of $46.0 million, subject to customary prorations and adjustments as provided in the purchase and sale agreement. The Hotel Buyer has an option to purchase the 14th Floor of the Property for $5.0 million (subject to escalation by CPI and certain other adjustments), such floor which would be released from the mortgage securing the Loans and require a pro-rata prepayment of the Loans. The Hotel Buyer and 330 N. Wabash have also entered into a Declaration of Covenants, Conditions, Restrictions and Easements and various other documents that provide for necessary cross-easements and sharing of common area costs. The purchase contract includes a covenant of 330 N. Wabash to perform asbestos removal, demolition and certain pre-construction work on all floors subject to the sale. 330 N. Wabash deposited at closing into construction escrows $10.7 million with the title insurance company and $2.1 million with the Loan B Lender to be used for such costs. The Company estimates it will book a GAAP gain on the sale of approximately $9.8 million. The net proceeds from the sale, together with the proceeds from the Loans referred to in “Item 1.01 Entry Into Material Definitive Agreement” above, and a payment of $31.5 million from the Operating Partnership, were used to repay the prior debt on the Property and fund all of the escrows and cash deposit referred to above. A copy of the press release issued regarding the foregoing matter is included herein as Exhibit 99.1.

After the closing of the refinancing and sale to the Hotel Buyer, the Company has as of March 21, 2008, $32.5 million of unrestricted cash and $21.8 million of restricted cash on hand, excluding the $22.1 million of escrows and cash deposit referred to above in this Form 8-K.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1

Promissory Note A, dated as of March 18, 2008, from 330 N. Wabash Avenue, L.L.C. (“330 N. Wabash”), payable to the order of ING USA Annuity and Life Insurance Company, in the original principal amount of $88.0 million.

10.2	Promissory Note B, dated as of March 18, 2008, from 330 N. Wabash, payable to the order of General Electric Capital Corporation, in the original principal amount of $100.0 million.
10.3	Loan Agreement (Loan B), dated as of March 18, 2008, among 330 N. Wabash, the lenders party thereto and General Electric Capital Corporation, as collateral agent (in such capacity, the “Agent”)
10.4	Mortgage, Assignment of Leases, Security Agreement and Fixture Filing, dated as of March 18, 2008, by 330 N. Wabash in favor of the Agent
10.5	Leasehold Mortgage, Assignment of Leases, Security Agreement and Fixture Filing, dated as of March 18, 2008, by 330 N. Wabash in favor of the Agent
10.6	Guaranty of Non-Recourse and Environmental Indemnity Obligations, dated as of March 18, 2008, by Prime Group Realty, L.P. (the “Operating Partnership”) in favor of the Agent
10.7	Completion Guaranty, dated as of March 18, 2008, by the Operating Partnership in favor of the Agent
99.1	Press Release of Prime Group Realty Trust dated March 18, 2008
99.2	Press Release of Prime Group Realty Trust dated March 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

By:/s/ Jeffrey A. Patterson
Jeffrey A. Patterson
Dated: March 24, 2008	President and Chief Executive Officer

Exhibit 99.2

PRIME GROUP REALTY TRUST ANNOUNCES

REFINANCING OF 330 NORTH WABASH AVENUE

CHICAGO, March 24, 2008 – Prime Group Realty Trust (NYSE: PGEPRB), a Chicago-based real estate investment trust (“PGRT” and the ”Company”), announced today that its affiliate that sold floors 2 through 13 of 330 N. Wabash Avenue to a hotel developer on March 18, 2008, simultaneously refinanced the remaining portion of the Property (the “Office Property”) with (i) a loan in the principal amount of $88.0 million (“Loan A”) from ING USA Annuity and Life Insurance Company (the “Loan A Lender”) and (ii) a loan in the principal amount of $100.0 million (“Loan B” and, together with Loan A, the “Loans”) from General Electric Capital Corporation (the “Loan B Lender”). The initial advance of Loan B consisted of $50.0 million, and the Company has the right to draw the remaining $50.0 million for future leasing and redevelopment costs relating to the Property, subject to compliance with the conditions for future draws contained in the Loan B documents. The Loans are secured by, among other things: (i) a first mortgage on the Office Property, (ii) a leasehold mortgage on the adjacent 902-space parking garage (the “Parking Garage”) leased by an affiliate of the Company pursuant to a long-term ground lease, and (iii) all rents related to the Office Property and Parking Garage. Loan B is further secured by a cash deposit or letter of credit in the amount of $2.75 million (which will be released after the third anniversary of the Loans if the Company satisfies certain financial benchmarks).

Loan A matures on April 1, 2038. On April 1 of each year (starting with April 1, 2011), the Loan A Lender has an option to call Loan A, provided that the Company may negate the Loan A Lender’s call options, if exercised, for 2011 and 2012 upon the satisfaction of certain conditions. Loan A bears interest at a fixed rate of 6.00% per year. If the Company negates the Loan A Lender’s call options as described above, Loan A will bear interest at a rate equal to the 30-day London Interbank Offer Rate plus a market-based spread not to exceed 4.50% per year for the remainder of the term of Loan A. Loan A may be prepaid in whole during the first two years with a prepayment premium, and may be prepaid thereafter at par. Payments of interest are due monthly and the principal amount of Loan A amortizes at $1,000 per year for the first five years of the term of Loan A. For the remainder of its term, Loan A amortizes based on a 25 year amortization schedule with equal monthly installments of principal and interest.

Loan B matures on March 31, 2013. The initial advance of Loan B bears interest at a fixed rate of 7.95% per year. Subsequent advances will bear interest at a rate equal to the 30-day London Interbank Offer Rate plus 4.62%. Loan B may not be prepaid during the first year; thereafter, it is payable in whole subject to a yield maintenance payment. Payments of interest only are due monthly and there is no required principal amortization.

The Loans are non-recourse to the Company and its affiliates except for certain recourse exceptions, including waste, fraud, misallocation of funds and other similar exceptions. The recourse exceptions have been guaranteed by the Company’s operating partnership. The operating partnership also entered into a completion guaranty relating to certain construction, demolition and asbestos abatement work at the Office Property for the benefit of the Loan B Lender. The guaranties include a covenant that the operating partnership will maintain a minimum net worth of $15.0 million, calculated by adding back accumulated depreciation, and a minimum cash liquidity balance of $10.0 million. The Guaranties also include a guaranty that approximately $15.3 million will be deposited into the leasing escrow from property cash flow within approximately two (2) years of closing.

The Loans required the establishment of various customary and negotiated leasing, tenant improvements, real estate tax, ground lease rent, capital improvements, debt service and insurance reserves, all as more fully set forth in the loan documents. Net cash flow from the Office Property and the Parking Garage will be deposited into the escrows to fund future leasing, capital improvements and other costs relating to the Office Property and the Parking Garage.

Additional information regarding the foregoing matters can be found in the Company’s current Report on Form 8-K filed with the United States Securities and Exchange Commission on or about the date of this press release. A copy of the Form 8-K can be found at the Company’s web site at www.pgrt.com.

About Prime Group Realty Trust

Owned by one of the largest private real estate owners in the country, The Lightstone Group, Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 9 office properties containing an aggregate of 3.4 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, a joint venture interest in one office property comprised of approximately 101,000 net rentable square feet and a membership interest in an unconsolidated entity which owns extended-stay hotel properties. It leases and manages approximately 3.5 million square feet comprising all of the wholly-owned properties. In addition, the Company is also the managing and leasing agent for the approximately 959,000 square foot property located at 77 West Wacker Drive in Chicago, Illinois, and the approximately 1.5 million square foot Citadel Center office building located at 131 South Dearborn Street in Chicago, Illinois. For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.

About the Lightstone Group

The Lightstone Group is one of the country’s largest privately held real estate companies with interests in residential, office, retail, hospitality, and industrial real estate assets. The company, principally through its related operating entities, Prime Retail, Extended Stay Hotels, and Prime Group Realty Trust, owns a diversified portfolio of over 687 hotels, 18,000 residential units and approximately 29 million square feet of office, industrial and retail properties in 46 states, the District of Columbia, Canada and Puerto Rico. Headquartered in New York, The Lightstone Group employs approximately 14,000 staff and professionals and maintains regional offices in Maryland, South Carolina, Illinois and New Jersey. For more information on The Lightstone Group, call 800-347-4078 or visit www.lightstonegroup.com.

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words, “believes,” “expects,” “anticipates,” “estimates,” and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Senior Vice President—Capital Markets
312/917-1300	312/917-1300